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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): December 23, 1997



                               ZAPATA CORPORATION
             (Exact name of registrant as specified in its charter)



Delaware                                                  1-4219                                           C-74-1339132
(State or other jurisdiction of                         (Commission                                     (I.R.S. Employer
incorporation)                                           File Number)                                Identification No.)



                        1717 St. James Place, Suite 500
                             Houston, Texas  77056
             (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (713) 940-6100





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ITEM 5.  OTHER EVENTS.

                          The following is a description of the Common Stock,
$.25 par value ("Zapata Common Stock") of Zapata Corporation ("Zapata").

         The authorized capital stock of Zapata consists of 165,000,000 shares of Zapata Common Stock, 2,000,000 shares of Preferred Stock and 18,000,000 shares of Preference Stock. As of December 17, 1997, 22,909,870 shares of Zapata Common Stock were outstanding and no shares of Preferred Stock or Preference Stock were outstanding. The following description of the capital stock of Zapata does not purport to be complete and is subject to the provisions set forth in Zapata's Restated Certificate of Incorporation and By-laws.

COMMON STOCK

         The holders of Zapata Common Stock are entitled to one vote per share, voting with the holders of any other class of stock entitled to vote, without regard to class, on all matters to be voted on by the stockholders of Zapata, including the election of directors. All issued and outstanding shares of Zapata Common Stock are fully paid and nonassessable. The Zapata Common Stock currently is listed on the New York Stock Exchange.

         Subject to the prior and superior rights of any series of the Preferred Stock or the Preference Stock, the holders of Zapata Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of Zapata (the "Zapata Board of Directors") from funds legally available therefor. So long as any shares of Preferred Stock are outstanding, Zapata may not pay or declare any dividends, whether in cash, stock or otherwise, or make any distribution on the Zapata Common Stock, or purchase or retire or otherwise acquire for consideration any Zapata Common Stock, unless all dividends on the Preferred Stock of all series for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividends for the then-current quarterly dividend period have been paid or declared. Additional restrictions on the payment of dividends upon, or the making of other distributions to, or the acquisition of, Zapata Common Stock may be set forth in the resolution or resolutions adopted by the Zapata Board of Directors (a "Designation Resolution") providing for the issuance of any series of Preferred Stock or Preference Stock.

         In the event of any liquidation, dissolution or winding up of the affairs of Zapata, the holders of Zapata Common Stock are entitled to receive, pro rata, any assets of Zapata available for distribution to stockholders remaining after payment has been made in full (i) to the holders of the Preferred Stock of the liquidation amounts established for the respective series, plus in each case an amount equal to any dividends accrued thereon and unpaid to the payment date and (ii) to the holders of the Preference Stock in accordance with such preferential liquidation rights as may be fixed for the respective series.





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AUTHORIZED PREFERRED STOCK AND PREFERENCE STOCK

         The Preferred Stock and the Preference Stock may each be issued in one or more series as may be established and designated from time to time by the Zapata Board of Directors. The Zapata Board of Directors has the authority to establish and designate any unissued shares of Preferred Stock or Preference Stock as additional shares of any existing series of the applicable class or as a new series of such class with such voting, dividend, redemption, sinking fund, conversion, liquidation and other provisions as are provided in Zapata's Restated Certificate of Incorporation or, to the extent not stated therein, as are adopted by the Zapata Board of Directors and set forth in a Designation Resolution providing for such issuance.

         The holders of shares of any series of Preferred Stock shall not be entitled to more than one vote per share. Except as otherwise provided in Zapata's Restated Certificate of Incorporation or by law the Preferred Stock having voting rights, the Preference Stock having voting rights and the Common Stock vote together as one class. The holders of Preferred Stock and holders of Preference Stock have special voting rights with respect to certain matters affecting the powers, preferences and privileges of each respective series thereof.

CERTAIN PROVISIONS OF THE ZAPATA RESTATED CERTIFICATE OF INCORPORATION AND
BY-LAWS

         No stockholder of Zapata has any preemptive or preferential right to purchase or subscribe to any shares of any class of Zapata by reason of his holding shares of any class. Cumulative voting in the election of directors is not permitted. The Zapata Restated Certificate of Incorporation divides the Board of Directors of Zapata into three classes as nearly equal in number as possible, with one class of directors to be elected each year for a term ending with the third succeeding annual meeting of stockholders. Zapata's By-laws provide that the number of directors shall be fixed from time to time by a majority of the members of the Zapata Board of Directors. Zapata's By-laws provide that they may be amended by the affirmative vote of the holders of at least 80% of Zapata's outstanding voting stock or by a vote of five members of the Zapata Board of Directors (in addition to the requirement for action by a majority of the directors present at a meeting at which a quorum is present).

         Zapata's Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the outstanding voting stock of Zapata entitled to vote in elections of directors, considered as one class, to approve any of the following transactions involving Zapata and any entity that beneficially owns at least five percent of Zapata's voting stock (a "Five Percent Owner"): (a) a merger or consolidation with or into any other corporation, (b) any sale or lease of all or any substantial part of the assets of Zapata to any other corporation, person or entity or (c) any sale or lease to Zapata or any subsidiary thereof of any assets having an aggregate fair market value of at least $2 million in exchange for voting securities (or securities convertible into voting securities or options, rights or warrants to purchase voting securities or securities convertible into voting securities) of Zapata or any of its subsidiaries by any other corporation, person or entity. The foregoing requirements do not apply to a merger or similar transaction if the Zapata Board of Directors has approved a memorandum of understanding with such other corporation with respect to such transaction before the time that the Five Percent Owner acquired its 5% interest or to certain





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transactions if the other party is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in the election of directors is owned by Zapata and its subsidiaries.

         Zapata's By-Laws provide that the affirmative vote of five members of the Board of Directors shall be required (in addition to the requirement for action by a majority of the directors present at a meeting at which a quorum is present) in order to: (i) alter, amend or repeal the By-Laws; (ii) issue or adopt an agreement or plan for the issuance of any stock, rights or other securities (including, without limitation, securities convertible into or exchangeable or exercisable for stock of Zapata) to the stockholders or any class thereof generally, any term of which is contingent upon or effective upon the acquisition by any person of any of or all of Zapata's stock or upon any other action by any person with respect to such stock; (iii) create any committee of the Board of Directors; (iv) fill any vacancies on the Board of Directors or any committee thereof created by the death, resignation or removal of Malcolm Glazer or Avram Glazer; or (v) act to remove Malcolm Glazer or Avram Glazer from any committee of the Board of Directors.

         The foregoing provisions respecting transactions with Five Percent Owners, the classification of directors and voting requirements for an amendment to the By-laws may not be amended without the affirmative vote of the holders of 80% of the outstanding voting stock of Zapata. These provisions may deter any potential unfriendly offers or other efforts to obtain control of Zapata that are not approved by the Zapata Board of Directors and could thereby deprive the stockholders of opportunities to realize a premium on their stock and could make the removal of management more difficult. On the other hand, these provisions may induce any persons seeking control of Zapata or a business combination with Zapata to negotiate terms acceptable to the Zapata Board of Directors.

         Under certain circumstances, any authorized shares that are not issued or reserved for issuance could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of Zapata. Such shares could be privately placed with purchasers who might side with the Zapata Board of Directors in opposing a hostile takeover bid. Furthermore, allowing for authorized but unissued shares might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares, to acquire control of Zapata with a view to imposing a merger, sale of all or any part of Zapata's assets or a similar transaction, because the issuance of new shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of Zapata.

         Zapata's Restated Certificate of Incorporation limits the liability of directors of Zapata (in their capacity as directors but not in their capacity as officers) to Zapata or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of Zapata will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Zapata or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (the "DGCL"), which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

         Zapata's By-laws provide that any stockholder who intends to nominate any person for election as a director at a meeting of Zapata's stockholders held for such purpose must provide Zapata with advance notice of such intent. Such stockholder must also provide information with respect to the nominee which is required by the Commission to be included in proxy solicitations, as well as information as to the stockholder's record ownership of Zapata Common Stock.





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CERTAIN PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW

         Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation will not engage in any business combination with any "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers and shares subject to employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer), or (iii) at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person.

         Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Zapata's Restated Certificate of Incorporation does not exclude Zapata from the restrictions imposed under Section 203 of the DGCL.





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                                   SIGNATURES



                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ZAPATA CORPORATION



Date:    December 23, 1997             By:      /s/     Eric T. Furey
                                           --------------------------
                                            Eric T. Furey
                                            Vice President, General Counsel and
                                            Corporate Secretary





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